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                                                                   EXHIBIT 10.16


                    AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
                              CONSULTING AGREEMENT

        This is a document dated as of April 5, 1995, (the "Agreement"), by which we American Management Systems, Incorporated ("AMS", "we", or any similar pronoun), a Delaware corporation having our principle office at 1777 North Kent Street, Arlington, Virginia, 22209, agree to perform general consulting and other tasks for you, Capital One Financial Corporation, and your affiliates and subsidiaries, ("Client", "you", or any similar pronoun), a Delaware hold company having an office at 2980 Fairview Park Drive, Falls Church, Virginia 22042.

        1.     SCOPE OF WORK

        A. We will perform the consulting and other tasks authorized by particular Scope of Work Exhibits. Separate Scope of Work Exhibits will be prepared and executed by you and AMS for each identifiable project. These Scope of Work Exhibits will include, as appropriate, specific provision on the services, work, and deliverables to be provided; the commencement date, termination date for such work and applicable professional services rates and will be in the format of the Scope of Work Exhibit 1 attached to this Agreement, the first of the Scope of Work Exhibits to become operable under this Agreement.

        B. You will designate a project manager who will be both responsible and authorized to (i) make all decisions and give all approvals which we may need from you, and (ii) provide our personnel on a timely basis with all information and data, and support as defined in the applicable Scope of Work Exhibit, required for our performance under this Agreement. You also will make appropriate personnel available to work with us.

        2.     COMPENSATION

        A. We will perform the services required by this Agreement as set forth in the particular Scope of Work Exhibit. You will pay us for professional services and out-of-pocket expenses in accordance with the terms of the applicable Scope of Work Exhibit.

        3.     TERMS OF PAYMENT

        A. We will provide you with monthly invoices covering the work performed and our incidental expenses. These invoices will show the fees due for professional services work and appropriate detail for the incidental expenses. Our invoices are due and payable in full when they are presented to you.

        B. If you do not pay an invoice within sixty (60) days after we have presented it to you, we may exercise our option to add an interest change of one and one-half percent (1 1/2%) per month; this interest will begin to run on the sixty-first (61st) day and will accumulate on a daily basis thereafter.
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        C. You will pay any taxes arising out of this Agreement, except for taxes based on our net income.

        4.     WORK PRODUCT

        You will own all computer programs, documentation and data produced under this Agreement, except as the Applicable Scope of Work Exhibit otherwise provides.

        5.     NONDISCLOSURE

        A. We each agree to protect all Confidential Information provided by one of us to the other, and not to publish or disclose such information to any third party without the other's written permission by using those methods and procedures normally used to protect our own Confidential Information. By Confidential Information: a) AMS means materials, documents, data and other information which we have designated in writing as propriety and confidential and b) Client means all information and material with respect to its past or present customers, business practices, or plans which AMS acquires as a result of its contact with and efforts on behalf of Client and any other information designated in writing as confidential by Client.

        B. The term Confidential Information includes all copies and reproductions, whether in whole or in part, of such data.

        C. Both parties acknowledge that all Confidential Information furnished by the disclosing party is considered to be propriety and/or trade secrets. Both parties also acknowledge that the unauthorized use or disclosure of any Confidential Information could be detrimental to the disclosing party.

        D. Both parties agree that neither they nor their officers, employees or agents will duplicate, distribute, disclose, convey or in any other manner make available to third parties, including but not limited to other banks and financial institutions, any Confidential Information. Both parties also agree that they shall not use Confidential Information for any purpose other than for requested services for the disclosing party.

        E. Both parties agree that: (i) only their parties with a defined need to know shall be granted access to Confidential Information; (ii) Confidential Information shall not be distributed, disclosed or conveyed or in any other manner made available to any consultant, subcontractor or any other person retained by or associated with the receiving party; and (iii) no copies or reproductions shall be made of any Confidential Information received by either party for any reason or benefit except for the purpose of fulfilling any service agreement between Client and AMS.

        F. Both parties agree that because of the unique nature of the Confidential Information, the disclosing party would suffer irreparable harm in the event the receiving party fails to comply with any of the terms of the nondisclosure provisions of this Agreement and that money damages and other remedies at law available to the disclosing
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party in the event of a breach or a threatened breach of the nondisclosure provisions of this Agreement are not, and will not, be adequate to compensate the disclosing party for the harm caused by the breach or the threatened breach. Accordingly, the disclosing party will be entitled to such injunctive relief as a court of competent jurisdiction may deem appropriate.

        G. Both parties agree that, should third parties request either party to submit Confidential Information to them pursuant to a subpoena, summons, search warrant, court or governmental order otherwise (collectively a "Lawful Order"), the receiving party will notify the disclosing party upon receipt of such request. The receiving party shall verify the disclosing party's receipt of the notice no later than the next business day. The receiving party will permit the disclosing party a reasonable opportunity to resist release of the Confidential Information prior to releasing any such Confidential Information pursuant to a Lawful Order. The disclosing party will pay the receiving party's reasonable attorney's fees incurred in resisting the release of the Confidential Information.

        H. Both parties agree that all Confidential Information shall at all times remain the sole and exclusive property of the disclosing party and shall be returned to the disclosing party immediately upon request or termination of the service contract between the parties. If Confidential Information is contained in any computer data processing tape(s), AMS shall be responsible for returning the same tape(s) originally supplied by the disclosing party and deleting all related files upon request or within seven (7) days of the termination of the service contract between the parties.

        I. Neither of us will be required to protect Confidential Information which (i) is or becomes publicly available, (ii) is independently developed by either of us outside the scope of this Agreement, (iii) is rightfully obtained from third parties or (iv) constitutes software development and data processing concepts, techniques and know-how which are retained as mental impressions by employees of the receiving party, where for the purposes of this Agreement, "software development and data processing concepts, techniques and know-how" shall mean generic concepts and shall not include specific applications of such concepts tailored to the business of the disclosing party or identifiable to disclosing party.

        J. You understand and acknowledge that (i) we are performing services under this Agreement in conjunction with the licensing from us of certain software products under a Propriety Software License and Maintenance Agreement, and (ii) this provision does not modify or limit any of your obligations under that agreement.

        6.     AMS WARANTIES AND DISCLAIMERS

        A. We warrant that we will perform the services required under this Agreement in a manner consistent with industry standards reasonably applicable to the performance of such work and services.
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        B. We warrant that neither products, processes, computer software, software modules, media, documentation and other materials provided to you under this Agreement, nor their use by you, will infringe or constitute an infringement of any copyright, patent, trademark or other propriety right arising under the laws of the United States (including any claims which may be properly brought under the rules of the Berne Convention). Should any such items become the subject of an infringement claim or suit, we may obtain for you the right to continue using such items or may replace or modify them to make them noninfringing. If we do not find either of these alternatives available to us on commercially reasonable terms, we may require you to stop using such items, in which case you will receive a refund of the fees previously paid by you for the software or other materials you no longer may use.

        C. As to our infringement warranty provided in paragraph 6.B., AMS will not be required to indemnify you if the claim of infringement is caused by (1) your misuse or modification not developed by us of the software or other materials; (2) your failure to use corrections or enhancements made available by AMS; (3) your use of the software or other materials in combinations with any product or information not owned or approved by AMS in writing; or (4) information or materials provided by you or any third party.

        D. THESE WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES ARISING FROM COUSE OF DEALING AND PERFORMANCE AND USAGE OF THE TRADE.

        7.     LIMITATION OF REMEDIES

        A. We agree as follows:

        1. Except as provided in paragraphs 7.B. and 7.C., our entire liability and your exclusive remedy for damages to you from our work under or breach of this Agreement, for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including negligence, shall be limited to money damages in an amount equal, in the aggregate, to the lesser of (a) actual damages or (b) 1.5 times the total cash amount paid by you to us under the particular Scope of Work Exhibit giving rise to such liability.

        2. No proceeding, regardless of form, arising out of this Agreement may be brought by either of us more than two years after the party injured first knew, or should reasonably have had knowledge of, the facts giving rise to the cause of action; except that proceedings related to violation of any duty to protect Confidential Information may be brought at any time.

        B. We will indemnify you and hold you harmless for any costs (including reasonable legal fees), which you may incur as a result of any claim or suit based on a violation of the warranty in paragraph 6.B., but only if you notify us promptly of any
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such suit or claim and cooperate with us in defending or settling the claim or suit. We will control the defense of any such claim or suit including the selection of attorneys.

        C. If as a result of AMS' negligence or willful misconduct you or your employees suffer personal injury or property damage, we will reimburse you to the extent of our liability for any claims you actually pay.

        D. WE WILL NOT BE HELD TO HAVE FAILED TO MEET OUR OBLIGATIONS UNDER THIS AGREEMENT, IF WE EITHER DELAY PERFORMANCE OR FAIL TO PERFORM AS THE RESULT OF ANY CAUSE BEYOND OUR REASONABLE CONROL. IN NO EVENT WILL WE BE LIABLE FOR ANY DAMAGES CAUSED BY YOUR FAILURE TO PERFORM YOUR RESPONSIBILITIES, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, SUCH AS LOST PROFITS, LOST OPPORTUNITIES, LOST SAVINGS, LOSS OF BUSINESS AND THE LIKE, OR PUNITIVE DAMAGES EVEN IF WE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        8.     ARBITRATION

        We will settle all disputes, controversies or claims which relate in any way to this Agreement, subject to Section 9 of this Agreement, by arbitration according to the Rules of the American Arbitration Association; and we agree that the award by the arbitrators may be enforced in any court having jurisdiction.

        9.     DISPUTE RESOLUTION

        In the event of any dispute, controversy or claim with respect to the interpretation of any provision of this Agreement or the performance by either of us, upon the written request of one of us, the parties will appoint representative ("Representative") who does not devote substantially all of his or her time to performance under this Agreement. The Representative of each party will meet in a timely manner for the purpose of attempting to resolve such dispute. The Representatives will negotiate in good faith to resolve such dispute without resort to formal proceedings. During the course of such negotiation, the parties will comply with all reasonable requests for access to relevant information (excluding materials which are subject to the attorney client privilege or materials which would otherwise be protected by any other privilege if sought to be obtained as evidence or otherwise introduced by an opposing party in a court of law). Formal proceedings for the arbitration of such dispute, controversy or claim in accordance with Section 8 (Arbitration) may not be commenced until the earlier of (i) the Representatives concluding in good faith that amicable resolution through continued negotiation of the matter in issue does not appear likely, or (ii) ninety (90) days after the initial written request of a party to negotiate such dispute. Both parties shall continue to perform their respective obligations hereunder during the negotiations referred to in this Section 9 (Dispute Resolution).
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        10.    TERMINATION

        A. Our Agreement will begin on the date first written above, and will continue in effect for the period of time we need to perform the services specified in the Agreement and the particular Scope of Work Exhibits and for you to complete payment for these services, unless either of us terminates the Agreement earlier pursuant to section 10.

        B. Either of us may terminate this Agreement, in whole or in part, at any time for any reason if after thirty (30) days written notice the other party has failed to cure a material breach of this Agreement.

        C. When the Agreement terminates, we will have no further responsibility under the Agreement, and you will pay us for:

        (i) for work being performed on a time and materials basis, you will pay us at the applicable rates set forth in the particular Scope of Work Exhibit being terminated for all hours of work actually performed through the effective date of termination;

        (ii) for work being performed on a fixed-price basis, you will pay us for all work performed through the effective date of termination, in an amount equal to the pro-rata portion of the specified fixed price for such work, determined on a percentage of completion basis;

        (iii) incidental expenses incurred, up to the date of termination plus any additional direct costs which we incur, such as costs of terminating lease or other contractual obligations which we made to meet our obligations under this Agreement.

        D. When this Agreement terminates, both of us will continue to comply with all the terms of this Agreement which call for performance prior or subsequent to the termination date, including our respective obligations to protect Confidential Information as provided in paragraph 5.

        11.    GENERAL PROVISIONS

        A. Without the prior written consent of the other, we each agree not to employ or solicit for employment any of the other's employees which, as to AMS, are in the FIG Business Unit, and which, as to Client are in the Capital One BankCard Division, (current employees or employees who were employed by such party during the preceding 12-month period) until at least six (6) months after this Agreement terminates.

        B. You may not assign or otherwise transfer this Agreement without our prior written consent, which consent shall not be unreasonably withheld except that you may assign this Agreement to a purchaser of all or substantially all of your credit cards assets or to a majority-owned subsidiary of you or your parent company which will take over
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that credit card operations currently conducted by you. This Agreement shall be binding upon our respective successors and assigns.

        C. If either of us waives or modifies any term or condition of this Agreement, this will not be void, waive or change any other term or condition. If either of us waives a default by the other, this does not mean that we will waive future or other defaults.

        D. Notices regarding this Agreement are to be in writing and delivered, or mailed by first-class mail postpaid or sent by overnight courier with a reliable tracking system, by one party to the other at our respective addresses given above, marked for the attention of our CreditLine Product Manager, with a copy to Deborah L. Hill, Contracts Manager, and Mark Tiltman at your offices. Notices which are mailed shall be deemed to have been given as of the second business day following the date of mailing and notices sent by overnight courier are deemed to be given the next business day.

        E. If any part of this Agreement, for any reason, is declared to be invalid, it shall be deemed restated to reflect as nearly as possible in accordance with applicable law the original intentions of the parties, and the remaining provisions shall remain in full force and effect.

        F. This Agreement will be governed by the laws of the Commonwealth of Virginia, exclusive of its choice of law rules.

        G. This Agreement sets forth the full understanding between us and may only be changed in writing.

        H. The parties are and shall be independent contractors to one another, and nothing herein shall be deemed to cause this Agreement to create an agency, partnership, or joint venture between the parties.

        I. The Scope of Work Exhibits attached are made a part of this Agreement as if fully included in the text.

        12.    SUPERSEDING AGREEMENT

        AMS and Client contemplate that a Consulting Agreement dated March 1, 1994 (the "Previous Agreement") between AMS and Signet Bank/Virginia ("Signet") will be assigned to Client by Signet and Client will assume any and all of Signet's rights, duties and obligations under the Previous Agreement. Upon assignment of the Previous Agreement by Signet to Client, AMS and Client agree that the Previous Agreement shall be deemed to have been merged into this Agreement and that any schedules, Scope of Work Exhibits or other attachments to the Previous Agreement shall become subject to and governed by the terms of this Agreement as if they had originally been executed as part of this Agreement.
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        Each of us has signed this Agreement as of the date indicated at the beginning of this document.



CAPITAL ONE                                AMERICAN MANAGEMENT SYSTEMS,
FINANCIAL CORPORATION ("Client")           INCORPORATED ("AMS")

BY:      /s/ Nigel Morris                  BY:      /s/ John Skeele
    ----------------------------------         ---------------------------------
              (Signature)                                (Signature)


            Nigel Morris                               John Skeele
    ----------------------------------         ---------------------------------
              (Print Name)                               (Print Name)


            President                                  Senior Principal
    ----------------------------------         ---------------------------------
              (Title)                                    (Title)